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                                                                   Exhibit 10.30

                           WARRANT EXCHANGE AGREEMENT


         THIS WARRANT EXCHANGE AGREEMENT (this "Agreement") is dated as of February 24, 1999, by and between G.I. JOE'S, INC., an Oregon corporation (the "Company"), and DAVID E. ORKNEY ("Orkney").

                                    RECITALS

         A. Orkney, a director of the Company, is the holder of a warrant dated April 17, 1998 (the "Warrant"), exercisable for a number of shares of the Company's Common Stock equal to 5% of the Company's Common Stock outstanding, on a fully diluted basis, on the date of exercise.

         B. Effective January 31, 1999, the Company effected a reclassification of stock pursuant to which each four shares of outstanding stock were reclassified into three shares of common stock.

         C. Orkney and the Company desire to exchange the Warrant for 80,000 post-reclassification shares of the Company's Common Stock.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1. WARRANT CANCELLATION AND SHARE ISSUANCE

         Orkney hereby surrenders the Warrant to the Company for cancellation in exchange for 80,000 shares of the Company's Common Stock (the "Shares") that the Company will promptly issue to Orkney. The Shares will be subject to the Registration Rights Provisions attached hereto as Exhibit A.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF ORKNEY

         Orkney represents and warrants to the Company as follows:

         2.1 OWNERSHIP OF WARRANT. Orkney is the sole owner of the Warrant, free and clear of liens, claims, pledges, charges, or encumbrances of any kind and has made no assignment or transfer of any interest in the Warrant.



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         2.2. AUTHORIZATION AND CONSENTS. No declaration, filing, or registration with, or notice to, or authorization, consent, or approval of, any governmental or regulatory body or authority or nongovernmental third party, is necessary for the execution and delivery of this Agreement by Orkney or the consummation by Orkney of the transactions contemplated by this Agreement.

         2.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Shares are being acquired by Orkney for investment for his own account and not with a view to the distribution of any part thereof.

         2.4 INVESTMENT EXPERIENCE; ACCREDITED INVESTOR STATUS. Orkney acknowledges that the Shares are a speculative risk. Orkney is able to fend for himself in the transactions contemplated by this Agreement, can bear the economic risk of his investment (including possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Shares. Orkney understands that the Shares have not been registered under the United States Securities Act of 1933, as amended (the "Act"), or applicable state or other securities laws, by reason of reliance upon certain exemptions, and that the reliance of the Company on such exemptions is predicated upon the accuracy of Orkney's representations and warranties. Orkney is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Act.

         2.5 RESTRICTED SHARES. Orkney understands that the Shares are characterized as "restricted securities" under the Act and applicable regulations and the Shares may be resold without registration under the Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described in Section 2.6 below.

         2.6 LEGEND. It is understood that the certificates evidencing the Shares may bear the following legend:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE OR OTHER SECURITIES LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (ii) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL


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         FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION
         THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (iii) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Orkney as follows:

         3.1 EXISTENCE OF CORPORATION. The Company is a corporation duly incorporated and validly existing under the laws of the State of Oregon.

         3.2 POWER AND AUTHORITY; GOVERNMENTAL AUTHORIZATION; CONSENTS. The Company has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly and validly authorized by all necessary action on the part of the Company, and this Agreement constitutes its valid and binding obligation of the Company, enforceable against it in accordance with its terms.

         3.3 VALID ISSUANCE OF SHARES. The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, free of any liens or encumbrances created by the Company.

SECTION 4. SURVIVAL

         The representations, warranties, covenants and agreements of the parties contained herein shall survive and remain in full force and effect after the Closing, regardless of any investigation made by or on behalf of the Company or Orkney.

SECTION 5. TAX MATTERS

         The Company agrees to indemnify Orkney, in an amount not to exceed $225,000, against all federal and state income taxes that are or may be payable by Orkney as a result of the issuance of the Shares in exchange for the cancellation of the Warrant. Payment by the Company of any amounts due under this Section 5 in respect of taxes shall be made, subject to receipt from Orkney of calculations and other materials supporting the tax liability, (i) at least three calendar days before the due date of the applicable estimated or final tax return required to be filed by Orkney,


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provided that no such payment shall be due from the Company prior to five business days following receipt of written notice from Orkney, or (ii) within five business days following an agreement between the Company and Orkney that an indemnity amount is payable.

SECTION 6. RELEASE OF CLAIMS

         6.1 RELEASE BY ORKNEY. Orkney hereby releases and forever discharges the Company, its officers, directors, shareholders, and employees, and each of their respective successors, assigns, representatives, affiliates, agents and attorneys (collectively, the "Releasees"), from all claims, rights, demands, damages, expenses (including attorneys' fees), actions or causes of action of every name, nature, kind and description whatsoever, whether in tort, contract or statute, that Orkney may have or claim to have now or that may hereafter arise out of or in connection with any act or omission existing or occurring on or before the date of this Agreement including, without limitation, those that relate to any stock, equity or other ownership interest of Orkney in all or any portion of the Company, or any predecessor, or their respective property or business (hereinafter, collectively referred to as the "Claims"); provided, however, that the foregoing shall not release or discharge the Company from any Claims resulting from the breach of any representations, warranties, covenants or agreements of the Company contained in this Agreement. Orkney represents and warrants that there has been no assignment or other transfer of any interest in any Claims that he may have against the Releasees.

         6.2 RELEASE BY THE COMPANY. The Company hereby releases and forever discharges Orkney and his successors, assigns, representatives, affiliates, agents and attorneys (collectively, the "Releasees") from all claims, rights, demands, damages, expenses (including attorneys' fees), actions or cause of action of every name, nature, kind and description whatsoever, whether in tort, contract or statute, the Company may have or claim to have now or that may hereafter arise out of or in connection with any sums paid to Orkney to defray personal income taxes arising out of the sale of property by the Company. The Company represents and warrants that there has been no assignment or other transfer of any interest in the claims that it may have against the Releasees.

SECTION 7. MISCELLANEOUS AND GENERAL

         7.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.



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         7.2 BINDING EFFECT: BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs and legal representatives. Nothing express or implied in this Agreement is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto, any rights or remedies under, in or by reason of this Agreement or any transaction contemplated hereby.

         7.3 FURTHER ASSURANCES. Each of the parties hereto, upon the request of the other party hereto, shall do, execute, or cause to be done, executed, acknowledged and delivered, all such further acts, documents, certificates, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to fully complete consummation of the transactions contemplated by this Agreement.

         7.4 WAIVERS AND AMENDMENT. This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any such right or remedy, nor any single or partial exercise of any such right or remedy, preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.

         7.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon applicable to agreements made and to be performed entirely within such State.

         7.6 SEVERABILITY. If any provision of this Agreement or the application of any provision hereof to either party hereto or to any given set of circumstances is held invalid, the remainder of this Agreement and the application of such provision to the other party hereto or to other circumstances shall not be affected, unless the provisions held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

         7.7 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         7.8 CAPTIONS. The captions and headings herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof.



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         7.9 NOTICES. All notices, requests, demands, waivers, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telecopier as follows:

         If to Orkney, to him at:

                  2562 S.W. Buckingham Avenue
                  Portland, OR  97201

         If to the Company, to:

                  G.I. Joe's, Inc.
                  9805 S.W. Boeckman Road
                  Wilsonville, OR  97070
                  Attention:  Norm Daniels
                  Facsimile:  (503) 682-7200

or to such other person or address as any party shall specify by notice in writing. All such notices, requests, demands, waivers, and communications shall be deemed to have been received (a) on the date of delivery, if delivered during normal business hours, (b) on the business day immediately following the date of delivery, if delivered after normal business hours or (c) with respect to mailed notices, on the third business day after deposit in the U.S. Mail.

         7.10 ATTORNEYS' FEES. If any suit or action arising out of or related to this Agreement is brought by any party, the prevailing party shall be entitled to recover the costs and fees (including, without limitation, reasonable attorneys' fees, the fees and costs of experts and consultants, copying, courier and telecommunication costs, and deposition costs and all other costs of discovery) incurred by such prevailing party in such suit or action, including, without limitation, any post-trial or appellate proceeding, or in the collection or enforcement of any judgment or award entered or made in such suit or action.



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         IN WITNESS WHEREOF, this Warrant Cancellation and Stock Subscription
Agreement has been duly executed and delivered by the parties hereto as of the date first written above.


                                 /s/ David E. Orkney
                                 ------------------------------------------
                                 David E. Orkney


                                 G.I. JOE'S, INC.


                                 By   /s/ Norman P. Daniels
                                   ----------------------------------------
                                 NAME:    NORMAN P. DANIELS
                                 TITLE:   PRESIDENT



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                                    EXHIBIT A


                               REGISTRATION RIGHTS

1. DEFINITION OF CERTAIN TERMS

         The following terms shall have the following meanings:

                  1.1 "ACT" SHALL MEAN THE SECURITIES ACT OF 1933, AS AMENDED.

                  1.2 "COMMISSION" SHALL MEAN THE SECURITIES AND EXCHANGE COMMISSION.

                  1.3 "HOLDER" MEANS ANY PERSON OWNING OR HAVING THE RIGHT TO ACQUIRE REGISTRABLE SECURITIES.

                  1.4 "REGISTER," "REGISTERED," AND "REGISTRATION" SHALL MEAN A REGISTRATION EFFECTED BY PREPARING AND FILING A REGISTRATION STATEMENT IN COMPLIANCE WITH THE ACT AND THE DECLARATION OR ORDERING OF EFFECTIVENESS OF SUCH REGISTRATION STATEMENT.

                  1.5 "REGISTRABLE SECURITIES" SHALL MEAN (i) THE 80,000 SHARES OF THE COMPANY'S COMMON STOCK (THE "SHARES") DESCRIBED IN THE WARRANT EXCHANGE AGREEMENT TO WHICH THESE REGISTRATION RIGHTS PROVISIONS ARE ATTACHED AS AN EXHIBIT AND (ii) ANY COMMON STOCK OF THE COMPANY ISSUED AS (OR ISSUABLE UPON THE CONVERSION OR EXERCISE OF ANY WARRANT, RIGHT OR OTHER SECURITY THAT IS ISSUED
AS) A DIVIDEND OR OTHER DISTRIBUTION WITH RESPECT TO, OR IN EXCHANGE FOR OR IN REPLACEMENT OF, THE SHARES, EXCLUDING IN ALL CASES, HOWEVER, ANY REGISTRABLE SECURITIES SOLD BY A PERSON IN A TRANSACTION IN WHICH SUCH PERSON'S RIGHTS UNDER THIS SECTION 1 ARE NOT ASSIGNED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8.

                  1.6 "REGISTRATION EXPENSES" SHALL MEAN ALL EXPENSES INCURRED BY THE COMPANY IN COMPLYING WITH THESE REGISTRATION PROVISIONS, INCLUDING WITHOUT LIMITATION ALL REGISTRATION AND FILING FEES, PRINTING EXPENSES, FEES AND DISBURSEMENTS OF COUNSEL FOR THE COMPANY, AND BLUE SKY FEES AND EXPENSES.

                  1.7 "SELLING EXPENSES" SHALL MEAN ALL UNDERWRITING DISCOUNTS AND SELLING COMMISSIONS APPLICABLE TO THE SALE OF REGISTRABLE SECURITIES OF A HOLDER AND ALL FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH HOLDER.



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2. COMPANY REGISTRATIONS

         2.1 Notice; Request of Inclusion of Shares

         If at any time after its initial public offering, the Company determines to register any of its capital stock for sale to the general public solely for cash on a form that would also permit sale of the Registrable Securities, either for its own account or the account of a security holder or holders exercising demand registration rights, the Company will (i) promptly give to each Holder written notice thereof and (ii) use its best efforts to include in such registrations and in any related underwriting all Registrable Securities specified in a written request by any Holder (which request shall state the intended method of distribution of the Registrable Securities), received by the Company within 15 days after receipt of such written notice from the Company by any Holder, except as set forth in Section 2.2 below.

         2.2 UNDERWRITTEN OFFERINGS; MARKET CUT-BACK

         If the registration of which the Company gives notice under this
Section 2 is for a registered public offering involving an underwriting, the Company will so advise the Holders as a part of the written notice given such Holders pursuant to Section 2.1. In such event the right of any Holder to registration pursuant to this Section 2 will be conditioned on such Holder's participation in such underwriting and the inclusion of such Holder's shares in the underwriting to the extent provided herein. All Holders proposing to distribute shares through such underwriting will (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2, if the underwriter of the offering determines that marketing factors require a limitation on the number of shares to be sold for the account of security holders, the Company may exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. If less than all Registrable Securities for which registration is sought are to be included in the registration and underwriting, the number of Registrable Securities included will be reduced pro rata among the Holders requesting registration based on the number of Registrable Securities of such Holders for which registration is sought.

3. LIMITS ON REGISTRATIONS

         Notwithstanding any other provision of these Registration Rights, the Company shall not be obligated to register any Registrable Securities if it furnishes the Holder a written opinion of counsel to the Company that such Holder will be able to sell all the Registrable Securities that such Holder in good faith wishes to sell in a three-month


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period pursuant to Rule 144 (or a comparable successor rule adopted by the
Commission).

4. INDEMNIFICATION

         4.1 INDEMNIFICATION BY THE COMPANY

         The Company will indemnify each Holder distributing shares pursuant to an underwriting provided for in Section 2, any officers, directors, or partners of the Holder, if the Holder is an entity, and any person controlling a Holder, to the extent shares of such Holder have been registered, qualified, or for which compliance has been effected pursuant to Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages, and liabilities or actions in respect thereof arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any prospectus, offering circular or other document, including any related registration statement, notification, or the like, incident to any such registration, qualification or compliance, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder, each of its officers, directors, or partners, as the case may be, and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred by each such person so indemnified in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based on written information furnished to the Company by such Holder or underwriter specifically for use in the prospectus or offering circular.

         4.2 INDEMNIFICATION BY HOLDERS

         Each Holder whose shares are included in the securities for which any such registration, qualification or compliance is being effected will indemnify to the extent permitted by law the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act, and each other shareholder whose shares are included in such registration, and each of such other shareholder's officers and directors and each person controlling such other shareholder, against all claims, losses, damages, and liabilities or actions in respect thereof arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any prospectus, offering circular or other document,


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including any related registration statement, notification, or the like, incident to any such registration, qualification or compliance, and will reimburse the Company, such shareholder, and such directors, officers, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred by such persons in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement is made in such registration statement, prospectus, offering circular, or other document in reliance on and in conformity with written information furnished to the Company by the Holder furnishing the same specifically for use therein; provided, however, that the obligations of any indemnifying Holder hereunder will be limited to an amount equal to the proceeds to such Holder from the sale of such Holder's shares in such registration.

         4.3 NOTICE; THIRD-PARTY CLAIMS

         Each party entitled to indemnification under this Section 4 (such party being referred to in this Section 4 as the "Indemnified Party") will give notice to the party required to provide indemnification (such party being referred to in this Section 4 as the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, is approved by the Indemnified Party (whose approval will not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that, if the Indemnified Party is advised by its counsel that there may be differing defenses, expenses of counsel will be paid by the Indemnifying Party, and, provided further, that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Section 4. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement THAT does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

5. EXPENSES

         5.1 REGISTRATION EXPENSES

         All Registration Expenses incurred in connection with a registration pursuant to Section 2 will be borne by the Company.



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         5.2 SELLING EXPENSES

         All Selling Expenses will be borne by the Holder or Holders of the securities so registered apportioned on a pro rata basis.

         5.3 ADJUSTMENTS

         Notwithstanding any other provision of this Section 5, the provisions of this Section 5 shall be deemed amended to incorporate and comply with the provisions of any applicable state securities laws, regulations, and administrative policies, and the rules of the National Association of Securities Dealers, Inc. and stock exchanges upon which the Registrable Securities are or will be eligible for listing.

6. PROCEDURES

         Whenever required under Section 2 to use its best efforts to effect the registration of any of the Registrable Securities, the Company will, as expeditiously as reasonably possible: (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement; (c) furnish to each Holder with respect to whom Registrable Securities are included in such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, and such other documents as the Holder reasonably may require to facilitate the disposition of such Registrable Securities; and (d) use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as reasonably are appropriate for the distribution of the securities covered by such registration statement; provided, however, that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction unless the Company is already subject to service in such jurisdiction; and, provided further, that in connection with any proposed registration, the Company will in no event be obligated to cause any such registration to remain effective for more than 90 days.

7. INFORMATION FROM HOLDERS

         Each Holder whose shares are included in any registration under Section 2 of this Agreement will furnish in writing to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may


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request in writing and as may be required in connection with registration, qualification or compliance referred to in Section 2.

8. ASSIGNMENT

         Orkney's registration rights may be assigned by Orkney to a transferee or assignee of the Shares if the Company is given written notice of the transfer, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned; provided, however, that such assignment will be effective only if immediately following such assignment the transferee or assignee holds at least 50 percent of the Registrable Securities.

9. STAND-OFF AGREEMENT

         No Holder who participates in the registration, if so requested by the Company and an underwriter of securities of the Company, will sell or otherwise transfer or dispose of any other securities of the Company held by such Holder other than pursuant to the registration statement during the 180-day period following and including the effective date of a registration statement; provided, however, that such Holder's agreement in this Section 9 will apply only if all officers and directors of the Company enter into similar agreements in writing in a form satisfactory to the Company and such underwriter covering shares of Common Stock owned by such officers and directors. The Company may impose stop transfer instructions with respect to the securities subject to the restriction in this Section 9 until the end of the 180-day period.

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